EXHIBIT 10.1

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

     This Amendment to Asset Purchase Agreement (this "Agreement") is entered into and effective as of November 15, 2002 (the "Execution Date"), by and between Project 1000, Inc., a Nevada corporation with a place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 ("P1"), on the one hand, and Fan Energy, Inc., a Nevada corporation, with a place of business at 11811 North Tatum Blvd. Suite 3031, Phoenix, AZ 85028 ("FEI"), on the other hand.

     1. STATEMENT OF PURPOSE

     1.1. P1 and FEI originally entered into an original Asset Purchase Agreement ("APA") on or about February 19, 2002 and thereafter subsequently amended on May 3, 2002 whereby P1 desired to sell to FEI, and FEI desired to purchase from P1, certain Assets;

     1.2. In accordance with the terms and conditions of the APA, P1 and FEI mutually desire to amend the terms and conditions of the APA; and

     1.3. NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FEI and P1, intending to be legally bound, hereby agree as follows:

     2. AMENDMENT

     2.1. Section 10 is hereby amended to read as follows:

          10. REPRESENTATIONS AND WARRANTIES OF P1

               10.15. RIGHT OF FIRST REFUSAL. Pursuant to the terms and subject to the conditions of this Agreement and pre-existing contractual obligations, P1 hereby grants to FEI an exclusive Right of First Refusal ("ROFR") to purchase or license any new optical media technology P1 or its parent company, SunnComm, Inc., might develop in the future that is specifically related to the Assets acquired as a result hereof, even if such technology is not a derivative of the original MediaCloQ technology. The specific terms and conditions of this ROFR shall be mutually approved by the parties hereto subsequent to the effective date hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.

 PROJECT 1000, INC.                             FAN ENERGY, INC.


    /s/ William H. Whitmore                         /s/ Al Golusin
    ------------------------------                  ----------------------------
By: William H. Whitmore, President              By: Al Golusin, Secretary